UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
August 1, 2007
Date of report (Date of earliest event reported)
STONE ENERGY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12074 (Commission File Number)	72-1235413 (IRS Employer Identification No.)

625 E. Kaliste Saloom Road Lafayette, Louisiana (Address of Principal Executive Offices)	70508 (Zip Code)
Registrant’s telephone number, including area code: (337) 237-0410

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.02. Termination of a Material Definitive Agreement.
     On August 1, 2007, Stone Energy Corporation (“Stone”) redeemed all of its $225 million Senior Floating Rate Notes (the “Notes”) at face value. The redemption price was $225.9 million which was one-hundred percent (100%) of the principal amount of the Notes, plus accrued and unpaid interest to the date of redemption. The Notes were originally issued pursuant to the terms of an Indenture dated as of June 28, 2006, between Stone Energy Corporation and JPMorgan Chase Bank, National Association, as Trustee and had a final maturity date of July 15, 2010.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, Stone Energy Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONE ENERGY CORPORATION
Date: August 1, 2007	By:	/s/ J. Kent Pierret
J. Kent Pierret
Senior Vice President, Chief Accounting Officer and Treasurer